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                                                                  EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-52977 and 333-68809) and in the related Prospectuses of Westfield America, Inc., formerly CenterMark Properties, Inc., of our report dated January 25, 1999, with respect to the consolidated financial statements and schedule of Westfield America, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP

March 22, 1999
Los Angeles, California